Exhibit 32.1
CERTIFICATION
     Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Frederic H. Moll, M.D., in his capacity as Chief Executive Officer of Hansen Medical, Inc., hereby certifies that, to the best of his knowledge:
(i)	the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 to which this Certification is attached as Exhibit 32.1 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Exchange Act, and

(ii)	that the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of Hansen Medical, Inc. as of, and for, the periods covered by the Report.
November 2, 2007

/ S / Frederic H. Moll, M.D
Chief Executive Officer
(Principal Executive Officer)

     This certification accompanies the Quarterly Report on Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Hansen Medical, Inc. under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.